UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 1, 2009

Date of Report (date of earliest event reported)

ADVENT SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

State of Delaware (State or other jurisdiction of incorporation or organization)	0-26994 (Commission File Number)	94-2901952 (I.R.S. Employer Identification Number)

600 Townsend Street

San Francisco, California 94103

(Address of principal executive offices)

(415) 543-7696

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 Completion of Acquisition or Disposition of Assets

On October 1, 2009, Advent Software, Inc. (the “Company”) completed the sale of MicroEdge, Inc. (“MicroEdge”) a wholly-owned subsidiary of the Company, pursuant to an Agreement and Plan of Merger (the “Agreement”) entered on July 27, 2009, by and among the Company, Microedge Holdings, LLC (“Purchaser”), a Delaware limited liability company and an affiliate of Vista Equity Partners III, LLC, Microedge Merger Sub, LLC, a New York limited liability company and a wholly-owned subsidiary of Purchaser (“Merger Sub”), MicroEdge, and, with respect to Article VII, Article VIII and Article IX thereof only, U.S. Bank National Association as escrow agent. Pursuant to the Agreement, MicroEdge merged with and into Merger Sub.

The total consideration received by the Company in connection with the disposition was approximately $30 million in cash, of which approximately $27 million in cash was paid on the closing date. Approximately $3 million of the Purchase Price has been placed in escrow for eighteen (18) months following the close to be held as security for losses that may be incurred by the Purchaser in the event of certain breaches of the representations and warranties contained in the Agreement or certain other events.

The foregoing description of the transactions consummated pursuant to the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed on July 27, 2009, and is incorporated herein by reference.

ITEM 2.05 Costs Associated with Exit or Disposal Activities

In connection with the sale of MicroEdge, the Company vacated approximately 24,000 square feet (the “subleased premises”) of its leased property located at 619 West 54th Street in New York, New York and entered into a sublease agreement with MicroEdge LLC, whereby MicroEdge LLC will sub-lease the subleased premises from the Company. The sublease agreement became effective upon the close of sale of MicroEdge on October 1, 2009. The Company currently estimates that the restructuring costs, consisting primarily of facility exit costs, to be recorded in the fourth quarter of 2009 will be approximately $4 million before the effect of income taxes.

ITEM 8.01 Other Events

On October 1, 2009, the Company issued a press release announcing that it completed the sale of MicroEdge. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01. Financial Statements and Exhibits

(b)         Pro forma financial information

The required pro forma financial information as of June 30, 2009, for the six months ended June 30, 2009 and 2008, and for the years ended December 31, 2008, 2007 and 2006 is attached as Exhibit 99.2 and is incorporated in its entirety herein by reference.

(d)         Exhibits

The following exhibits are furnished as part of this Current Report on Form 8-K.

Exhibit No.	Exhibit Description

99.1	Press release dated October 1, 2009.

99.2	Unaudited pro forma condensed consolidated financial statements as of June 30, 2009, for the six months ended June 30, 2009 and 2008, and years ended December 31, 2008, 2007 and 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVENT SOFTWARE, INC.

By:	/s/ James S. Cox
James S. Cox
Senior Vice President and
Chief Financial Officer
(Principal Financial and Accounting Officer)

Dated: October 7, 2009

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press release dated October 1, 2009.

99.2	Unaudited pro forma condensed consolidated financial statements as of June 30, 2009, for the six months ended June 30, 2009 and 2008, and years ended December 31, 2008, 2007 and 2006.